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SULLIVAN & CROMWELL LLP

      Telephone: 1-212-558-4000                    125 BROAD STREET
      Facsimile: 1-212-558-3588                NEW YORK, NY 10004-2498
          www.sullcrom.com

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                                                               December 16, 2005

The Central Europe and Russia Fund, Inc.
       345 Park Avenue
              New York, New York 10154

Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1933 (the "Act") of 3,417,070 shares (the "Securities") of Common Stock, par value $.001 per share, of The Central Europe and Russia Fund, Inc., a Maryland Corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of sale of the Securities have been duly established in conformity with the Company's articles of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

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Central Europe & Russia Fund, Inc.                                           -2-

            The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Shares" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Sullivan & Cromwell LLP